UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 30th, 2019

SEEDO CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-208814	47-2847446
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

 HaCarmel 2
Yokneam, Israel 20692
(Address of principal executive offices and Zip Code)

+972 546 642 228
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 30th, 2019, the Board of Directors appointed Dr. Jendayi Frazer and Micha Maman to the positions of Director, and Board Member.

Dr. Frazer, 58, is the former Special Assistant to President George Bush and Assistant Secretary of State for African Affairs and sat on the National Security Council, former US Ambassador to South Africa and professor at the Kennedy School of Government at Harvard University. She holds a B.A with honors, an M.A. and Ph.D. from Stanford University. Dr. Frazer is also the President and CEO of 50 Ventures LLC.

Micha Maman, 45, has been the Chief Technology Officer of Seedo’s wholly owned subsidiary Eroll Grow Tech Ltd. Corp since 2011.  He was previously Director at Nola Socks Ltd, Operations Manager at Mishnet, and technician in the Israeli Air Force. Under Micha’s management, the Company has perfected its hydroponic AI technologies and is now focusing on Industrial scale usage.

Item 9.01	Exhibits

   (d) Exhibits.
10.1          Board of Director’s Resolution Appointing New Officers

       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31st, 2019

SEEDO CORP. S/ Zohar Levy By: Zohar Levy, Director, CEO